UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2006
(Date of earliest event reported)

HOUSE OF BRUSSELS CHOCOLATES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29213	52-2202416
(State or other Jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1658 FOSTERS WAY, DELTA, BC, CANADA, V3M 6S6
(Address of principal executive offices)

(604) 636-1056
Registrant's telephone number, including area code

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 15, 2006, Grant Petersen resigned as Chief Executive Officer of House of Brussels Chocolates Inc. (the “Company”). Mr. Petersen will continue to serve on our Board of Directors. Mr. Petersen’s resignation was based upon personal reasons and is not the result of any dispute or disagreement with the Company.

ITEM 8.01 OTHER EVENTS

On September 19, 2006, Laurus Master Funds (“Laurus”) appointed Abakhan & Associates Inc. as Receiver of all collateral assets held by Brussels Chocolates Limited, one of our wholly owned subsidiaries. This appointment was undertaken in connection with the seizure of assets in accordance with the security interests of Laurus arising from our March 29, 2005 indebtedness with them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSE OF BRUSSELS CHOCOLATES INC.
Date: September 21, 2006
By: /s/ Dr. William Donovan
Dr. William Donovan
Chairman of the Board of Directors